Michael Riley

January 26, 2007

Mark Schaftlein
Pacificap Entertainment Holdings, Inc.

Dear Mr. Schaftlein:

Please accept this letter as formal notification that I am hereby resigning as Chairman of the Board of Directors of Pacificap Entertainment Holdings, Inc.

Sincerley,

Mike Riley